                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                       ABT BUILDING PRODUCTS CORPORATION
                                       AT
                              $15.00 NET PER SHARE
                                       BY
                           STRIPER ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                         LOUISIANA-PACIFIC CORPORATION

---------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
 CITY TIME, ON TUESDAY, FEBRUARY 23, 1999, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Brokers, Dealers, Commercial Banks,                          January 25, 1999
  Trust Companies and Other Nominees:

    We have been appointed by Striper Acquisition, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Louisiana-Pacific Corporation, a Delaware corporation ("Parent"), to act as Dealer Managers in connection with its offer to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of ABT Building Products Corporation, a Delaware corporation (the "Company"), at $15.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated January 25, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

        1.  Offer to Purchase, dated January 25, 1999.

        2. Letter of Transmittal to tender Shares for your use and for the information of your clients, together with Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

        3. A letter to stockholders of the Company from George T. Brophy, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

        4. Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

        5. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6. Return envelope addressed to First Chicago Trust Company of New York, the Depositary.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 23, 1999, UNLESS THE OFFER IS EXTENDED.

    Please note the following:

        1.  The tender price is $15.00 per Share, net to the seller in cash.

        2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which (together with any Shares then owned by Parent or any of its subsidiaries) constitutes a majority of the Shares outstanding on a fully diluted basis on the date of purchase. The Offer is also subject to certain other conditions. See Section 14 of the Offer to Purchase.

        3.  The Offer is being made for all of the outstanding Shares.

        4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 10 of the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, February 23, 1999, unless the Offer is extended.

        6. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and unanimously recommends that the Company's stockholders accept the Offer and tender all their Shares pursuant thereto.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for such Shares (the "Certificates") pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message (as defined in the Offer to Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message), and any other required documents should be sent to the Depositary and (ii) either Certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If holders of Shares wish to tender their Shares, but it is impracticable for them to forward the Certificates for such Shares or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

    Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Managers, the Information Agent or the Depositary, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of the Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the Information Agent for the Offer, or the undersigned at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          GOLDMAN, SACHS & CO.

--------------------------------------------------------------------------------
    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PURCHASER, PARENT, THE COMPANY, THE
   DEALER MANAGERS, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR
   MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
--------------------------------------------------------------------------------

                                       3